United States Securities And Exchange Commission
                              Washington, DC 20549
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                                    FORM 8-K

                                 Current Report
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act Of 1934


Date of Report (Date of earliest event reported):         May 16, 2003
                                                     ---------------------------


                         Provectus Pharmaceuticals, Inc.
               (Exact Name of Registrant as Specified in Charter)


               Nevada                      0-9410              90-0031917
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 (State or Other Jurisdiction of         (Commission        (I.R.S. Employer
 Incorporation or Organization)         File Number)     Identification Number)

 7327 Oak Ridge Highway, Suite A, Knoxville, Tennessee           37931
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       (Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:         865/769-4011
                                                       -------------------------


          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

     As previously reported in the Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003 filed by Provectus Pharmaceuticals, Inc., a Nevada corporation (the "Company") with the Securities and Exchange Commission (the "SEC") on May 9, 2003, a suit was filed by Kelly Adams, on behalf of himself and "as representative of certain Stockholders of Provectus Pharmaceuticals, Inc., a Nevada corporation, " on April 17, 2003 in the Third Judicial District Court, Salt Lake County, Utah (the "Court"). The suit names the Company's former subsidiary Provectus Pharmaceuticals, Inc., a Tennessee corporation ("PPI") and Michael L. Labertew, an attorney in Salt Lake City, Utah, as defendants, and seeks to rescind the Agreement and Plan of Reorganization dated April 22, 2002 by which the Company acquired PPI (with PPI becoming a wholly owned subsidiary of the Company) and PPI's former stockholders acquired majority ownership of our common stock.

     As previously reported, on April 29, 2003, without giving the Company or PPI notice of the motion or an opportunity to respond to it, the Court granted Mr. Adams's ex parte motion for a temporary restraining order (the "TRO") preventing PPI from issuing additional shares of stock for a 10-day period commencing on April 29, 2003. Mr. Adams also moved for a preliminary injunction that, if granted, would have imposed the same restrictions until the completion of the proceedings.

     On May 12, 2003, PPI filed its Consolidated Memorandum in Opposition to Plaintiff's Motion for Preliminary Injunction and Memorandum in Support of Motion to Dismiss in response to the entry of the TRO and Mr. Adams's motion for a preliminary injunction.

     On May 13, 2003, the Court conditionally lifted the TRO against the Company pending a hearing scheduled for May 16, 2003.

     On May 16, 2003, the Court held a hearing on Mr. Adams's motion for a preliminary injunction. At the hearing, the Court denied the motion for a preliminary injunction citing Mr. Adam's failure to meet his burden under Utah law.

     On May 21, 2003, the Court entered a written order memorializing its earlier ruling on May 16, 2003, which dissolved the TRO and denied Mr. Adams's preliminary injunction motion. In dissolving the TRO and refusing to grant the preliminary injunction, the Court cited Mr. Adams's inability to establish any significant harm that would result to Mr. Adams if the preliminary injunction were not granted, the significant harm that would result to the Company if the preliminary injunction were granted, and Mr. Adams's failure to show a substantial likelihood that he would prevail on the merits of his lawsuit, The Court specifically cited Mr. Adams's failure to show a substantial likelihood that he would prevail on the issues of (i) whether he had standing as a proper plaintiff to assert his alleged cause of action and (ii) whether rescission was an available and appropriate remedy in this case. The Court's order allows Mr. Adams to amend his complaint.

     We continue to believe that the claims made by Mr. Adams and the "certain Stockholders" in their complaint are groundless. In view of the positive results of the May 16, 2003 hearing and the Court's May 21, 2003 order, we have entered into settlement negotiations with a view toward resolving this litigation in a manner satisfactory to the Company. However, there can be no assurance that these settlement negotiations will result in a satisfactory resolution of the litigation filed by Mr. Adams. If the settlement negotiations are not successful, we intend to continue contesting the suit vigorously, including seeking a hearing on the pending motion to dismiss.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

         None.

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
                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Provectus Pharmaceuticals, Inc.


Dated:   May 22, 2003                         By: /s/Daniel R. Hamilton
                                                  ----------------------------
                                                  Daniel R. Hamilton
                                                  Chief Financial Officer


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